MORGAN STANLEY INSTITUTIONAL FUND, INC.

ARTICLES SUPPLEMENTARY TO THE
ARTICLES OF RESTATEMENT

MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the “Corporation”), having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and
 Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on
 February 20-21, 2007, adopted resolutions which:  (i) increased the total number of shares of stock which the Corporation has authority to issue to twenty-two billion (22,000,000,000) shares of common stock; and (ii) established two (2) additional portfolios of common stock, each such portfolio consisting of two classes, designated as Disciplined Large Cap Value Active

 Extension Portfolio -- Class A, Disciplined Large Cap Value Active Extension Portfolio -- Class B, Systematic Large Cap
Core Active Extension Portfolio -- Class A and Systematic Large Cap Core Active Extension Portfolio -- Class B, respectively, and classified 500,000,000 shares of common stock as shares of Disciplined Large Cap Value Active Extension Portfolio --
Class A, 500,000,000 shares of common stock as shares of Disciplined Large Cap Value Active Extension Portfolio -- Class B,
 500,000,000 shares of common stock as shares of Systematic Large Cap Core Active Extension Portfolio -- Class A and 500,000,
000 shares of common stock as shares of Systematic Large Cap Core Active Extension Portfolio -- Class B.

THIRD:  The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the “Charter”).

FOURTH:  As of immediately before the increase in the number of authorized shares as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was twenty billion (20,000,000,000) shares of common stock, having an aggregate par value of twenty-two million dollars ($22,000,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS
NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Active International Allocation Portfolio – Class A 500,000,000 shares
Active International Allocation Portfolio – Class B 500,000,000 shares
Emerging Markets Debt Portfolio – Class A† 500,000,000 shares
Emerging Markets Debt Portfolio – Class B† 500,000,000 shares
Emerging Markets Portfolio – Class A 500,000,000 shares
Emerging Markets Portfolio – Class B 500,000,000 shares
Focus Equity Portfolio – Class A 500,000,000 shares
Focus Equity Portfolio – Class B 500,000,000 shares
Global Franchise Portfolio – Class A 500,000,000 shares
Global Franchise Portfolio – Class B 500,000,000 shares
Global Real Estate Portfolio – Class A 500,000,000 shares
Global Real Estate Portfolio – Class B 500,000,000 shares
Global Value Equity Portfolio – Class A 500,000,000 shares
Global Value Equity Portfolio – Class B 500,000,000 shares
International Equity Portfolio – Class A 500,000,000 shares
International Equity Portfolio – Class B 500,000,000 shares
International Growth Equity Portfolio – Class A 500,000,000 shares
International Growth Equity Portfolio – Class B 500,000,000 shares
International Magnum Portfolio – Class A 500,000,000 shares
International Magnum Portfolio – Class B 500,000,000 shares
International Real Estate Portfolio – Class A 500,000,000 shares
International Real Estate Portfolio – Class B 500,000,000 shares
International Small Cap Portfolio – Class A 1,000,000,000 shares
Large Cap Relative Value Portfolio – Class A 500,000,000 shares
Large Cap Relative Value Portfolio – Class B 500,000,000 shares
Small Company Growth Portfolio – Class A 500,000,000 shares
Small Company Growth Portfolio – Class B 500,000,000 shares
Systematic Active Large Cap Core Portfolio – Class A 500,000,000 shares
Systematic Active Large Cap Core Portfolio – Class B 500,000,000 shares
Systematic Active Small Cap Core Portfolio – Class A 500,000,000 shares
Systematic Active Small Cap Core Portfolio – Class B 500,000,000 shares
Systematic Active Small Cap Growth Portfolio – Class A 500,000,000 shares
Systematic Active Small Cap Growth Portfolio – Class B 500,000,000 shares
Systematic Active Small Cap Value Portfolio – Class A 500,000,000 shares
Systematic Active Small Cap Value Portfolio – Class B 500,000,000 shares
U.S. Large Cap Growth Portfolio – Class A 500,000,000 shares
U.S. Large Cap Growth Portfolio – Class B 500,000,000 shares
U.S. Real Estate Portfolio – Class A 500,000,000 shares
U.S. Real Estate Portfolio – Class B 500,000,000 shares
    Total 20,000,000,000 shares

† The par value of all shares of common stock of all portfolios and classes that the Corporation has authority to issue is $0.001 per share, with the exception of the shares of common stock classified as Emerging Markets Debt Portfolio – Class A and Emerging Markets Debt Portfolio – Class B, which have a par value of $0.003 per share.
FIFTH:  As increased, the total number of shares of stock of all classes that the Corporation has authority to issue is twenty-two billion (22,000,000,000) shares of common stock, having an aggregate par value of twenty-four million dollars ($24,000,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS
NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Active International Allocation Portfolio – Class A 500,000,000 shares
Active International Allocation Portfolio – Class B 500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio -- Class A 500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio -- Class B 500,000,000 shares
Emerging Markets Debt Portfolio – Class A† 500,000,000 shares
Emerging Markets Debt Portfolio – Class B† 500,000,000 shares
Emerging Markets Portfolio – Class A 500,000,000 shares
Emerging Markets Portfolio – Class B 500,000,000 shares
Focus Equity Portfolio – Class A 500,000,000 shares
Focus Equity Portfolio – Class B 500,000,000 shares
Global Franchise Portfolio – Class A 500,000,000 shares
Global Franchise Portfolio – Class B 500,000,000 shares
Global Real Estate Portfolio – Class A 500,000,000 shares
Global Real Estate Portfolio – Class B 500,000,000 shares
Global Value Equity Portfolio – Class A 500,000,000 shares
Global Value Equity Portfolio – Class B 500,000,000 shares
International Equity Portfolio – Class A 500,000,000 shares
International Equity Portfolio – Class B 500,000,000 shares
International Growth Equity Portfolio – Class A 500,000,000 shares
International Growth Equity Portfolio – Class B 500,000,000 shares
International Magnum Portfolio – Class A 500,000,000 shares
International Magnum Portfolio – Class B 500,000,000 shares
International Real Estate Portfolio – Class A 500,000,000 shares
International Real Estate Portfolio – Class B 500,000,000 shares
International Small Cap Portfolio – Class A 1,000,000,000 shares
Large Cap Relative Value Portfolio – Class A 500,000,000 shares
Large Cap Relative Value Portfolio – Class B 500,000,000 shares
Small Company Growth Portfolio – Class A 500,000,000 shares
Small Company Growth Portfolio – Class B 500,000,000 shares
Systematic Active Large Cap Core Portfolio – Class A 500,000,000 shares
Systematic Active Large Cap Core Portfolio – Class B 500,000,000 shares
Systematic Active Small Cap Core Portfolio – Class A 500,000,000 shares
Systematic Active Small Cap Core Portfolio – Class B 500,000,000 shares
Systematic Active Small Cap Growth Portfolio – Class A 500,000,000 shares
Systematic Active Small Cap Growth Portfolio – Class B 500,000,000 shares
Systematic Active Small Cap Value Portfolio – Class A 500,000,000 shares
Systematic Active Small Cap Value Portfolio – Class B 500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio – Class A 500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio – Class B 500,000,000 shares
U.S. Large Cap Growth Portfolio – Class A 500,000,000 shares
U.S. Large Cap Growth Portfolio – Class B 500,000,000 shares
U.S. Real Estate Portfolio – Class A 500,000,000 shares
U.S. Real Estate Portfolio – Class B 500,000,000 shares
    Total 22,000,000,000 shares

† The par value of all shares of common stock of all portfolios and classes that the Corporation has authority to issue is $0.001 per share, with the exception of the shares of common stock classified as Emerging Markets Debt Portfolio – Class A and Emerging Markets Debt Portfolio – Class B, which have a par value of $0.003 per share.
SIXTH:  The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law, and the shares of Disciplined Large Cap Value Active Extension Portfolio -- Class A, Disciplined Large Cap Value Active Extension Portfolio -- Class B, Systematic Large Cap Core Active Extension Portfolio -- Class A and Systematic Large Cap Core Active Extension Portfolio -- Class B have been classified and designated by the Board of Directors under the authority contained in Article FIFTH, Section 3 of the Charter.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to the Articles of Restatement to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 21st day of February,
2007.
      MORGAN STANLEY INSTITUTIONAL FUND, INC.
            By: /s/  Ronald E. Robison
                Ronald E. Robison
President
ATTEST:
/s/  Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of MORGAN STANLEY INSTITUTIONAL FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

   /s/  Ronald E. Robison
        Ronald E. Robison
        President